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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               THE AES CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                54-1163725
 (State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

1001 NORTH 19TH STREET, ARLINGTON VIRGINIA                  22209
 (Address of Principal Executive Offices)                (Zip Code)


If this form relates to the If this form relates to the registration of a class of securities registration of a class of securities pursuant to Section 12(b) of the pursuant to Section 12(g) of the Exchange Act and is effective pursuant Exchange Act and is effective pursuant to General Instruction A.(c), please to General Instruction A.(d), please
check the following box. [X]              check the following box. [ ]


Securities Act registration statement file number to which this form relates:               333-39857
                                                                                         ---------------
                                                                                         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


                   Title of Each Class                                  Name of Each Exchange on Which
                   to be so Registered                                  Each Class is to be Registered
                   -------------------                                -----------------------------------
     % Convertible Junior Subordinated Debentures due                       New York Stock Exchange
                           2005

Securities to be registered pursuant to Section 12(g) of the Act:

                                (Title of Class)
                                ---------------)
                                     (none)

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ITEM 1: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     For  a  full  description  of  the  ___%  Convertible  Junior  Subordinated
Debentures due 2005 (the "Debentures") being registered hereby, reference is made to the information contained under the caption "Description of Debt Securities" and "Description of Capital Stock" in the Prospectus dated November 19, 1997 (the "Prospectus") contained in the Registrants' Registration Statement on Form S-3 (Registration No. 333-39857) and information contained under the captions "Description of Debentures" in a Prospectus Supplement relating to the Securities to be filed by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement and Prospectus Supplement are incorporated herein by reference.

ITEM 2: EXHIBITS

     The  following  exhibits have been filed with the  Securities  and Exchange
Commission:

     1. Prospectus dated November 19, 1997, included in the Registrants' Registration Statement on Form S-3 (Registration No. 333-39857) as filed with the Commission on November 7, 1997 and as amended by Amendment No. 1 filed with Commission on November 19, 1997 (together, the "S-3 Registration Statement") and hereby incorporated by reference herein.

     2. Form of Junior Subordinated Debt Securities Indenture (the "Indenture")between The AES Corporation and The First National Bank of Chicago (incorporated by reference to Exhibit 4.3 to the S-3 Registration Statement).

     3. Form of Supplemental Indenture to the Indenture included as Exhibit 4 to the Company's Form 8-K filed on August 4, 1998 and hereby incorporated by reference.


     4. Form of __% Convertible Junior Subordinated Debenture due 2005 (included in Form of Supplemental Indenture).




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



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 THE AES CORPORATION

                                                 By:    /s/ Paul Hanrahan
                                                    ----------------------------
                                                    Name:  Paul Hanrahan
                                                    Title: Senior Vice President


Date: July 31, 1998





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